Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-204490 on Form S-8 and Registration Statement No. 333-216220 on Form F-3 of our report dated April 30, 2018, relating to the consolidated financial statements of Sundance Energy Australia Limited, appearing in this Annual Report on Form 20-F of Sundance Energy Australia Limited for the year ended December 31, 2017.

/s/ DELOITTE TOUCHE TOHMATSU

Sydney, Australia

April 30, 2018